UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2005

YORK INTERNATIONAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10863	13-3473472
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

631 South Richland Avenue, York, Pennsylvania		17403
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(717) 771-7890

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2005, the independent members of the Company's Board of Directors ratified the Compensation Committee's establishment of a new annual base salary for C. David Myers, the Company's President and Chief Executive Officer. Mr. Myers' annual salary will increase from $700,000 to $750,000. The independent members of the Board of Directors also ratified the approval by the Compensation Committee of a target bonus for Mr. Myers of 100% of base salary. As previously disclosed, the 2005 performance measures established under the annual portion of the Company's Incentive Compensation Plan are earnings per share ("EPS"), cash flow, and earnings before interest and taxes as a percent of sales ("EBIT %"). If Threshold achievement is reached, Mr. Myers' bonus would be 50% of base salary; at Maximum achievement, it would be 200% of base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YORK INTERNATIONAL CORPORATION

March 29, 2005	By:	M. David Kornblatt

Name: M. David Kornblatt
Title: Vice President and Chief Financial Officer